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                                                                    Exhibit 99.4

                            POST EMPLOYMENT AGREEMENT

         THIS POST EMPLOYMENT AGREEMENT ("AGREEMENT"), is made and entered into on August 13, 2002, by and between MIKOHN GAMING CORPORATION, a Nevada corporation ("MIKOHN"), and DON STEVENS ("STEVENS").

                              W I T N E S S E T H:

         WHEREAS, MIKOHN and STEVENS deem it to be in their respective best interests to enter into an agreement providing for MIKOHN's termination of STEVENS' employment pursuant to the terms herein stated.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

         1. Settlement Payment; Notes; Delivery of Shares. MIKOHN shall pay to STEVENS a settlement payment (the "Settlement Payment") equal to $752,872.80. The Settlement Payment shall be payable as follows: [a] $300,000 shall be paid upon the execution of this Agreement by both parties and [b] the balance shall be payable in thirty-six (36) monthly payments of $12,579.80 commencing September 15, 2002. MIKOHN shall mark "Paid in Full" those two promissory notes dated October 30, 1997 both in the principal amount of $113,740, one from STEVENS and one from Lucien van Linden assumed by STEVENS (the "Notes"), each secured by 20,000 shares of MIKOHN common stock (the "Mikohn Shares") and shall deliver the Notes and the Mikohn Shares to STEVENS.

         2. Stock Options. The 215,000 stock options issued to STEVENS during the term of his employment by MIKOHN shall be deemed fully vested and may be exercised at any time prior to the expiration dates specified at the time the options were issued.

         3. Medical Benefits. MIKOHN agrees that STEVENS and his family will be covered under MIKOHN's executive medical plan through August 13, 2005.

         4. Covenant of Confidentiality. All documents, records, files, manuals, forms, materials, supplies, computer programs, trade secrets, customer lists, and other information which came into STEVENS' possession from time to time during STEVENS' employment by MIKOHN, and/or any of MIKOHN's subsidiaries or affiliates, shall be deemed to be confidential and proprietary to MIKOHN and shall remain the sole and exclusive property of MIKOHN. STEVENS acknowledges that all such confidential and proprietary information is confidential and proprietary and not readily available to MIKOHN's business competitors. STEVENS agrees that STEVENS will return to MIKOHN all such confidential and proprietary items (including, but not limited to, company badge and keys) in STEVENS' control or possession, and all copies thereof, and that STEVENS will not remove any such items from the offices of MIKOHN. It is the intention of the parties that the broadest possible protection be given to MIKOHN's trade secrets and proprietary information and nothing in this Section shall in any way be construed to narrow or limit the protection and remedies afforded by the Uniform Trade Secrets Act.

         5. Covenant of Non-Disclosure. Without the prior written approval of MIKOHN, STEVENS shall keep confidential and not disclose or otherwise make use of any of the confidential or proprietary information or trade secrets referred to in this Agreement nor reveal the same to any third party whomsoever, except as required by law.

         6.    Covenant of Non-Solicitation.

               6.1 Employees. For a period of two (2) years from the date hereof, STEVENS, either on STEVENS' own account or for any person, firm, company or other entity, shall not solicit, interfere with or induce, or attempt to induce, any employees of MIKOHN, or any of its subsidiaries or affiliates to leave their employment or to breach their employment agreement, if any, with MIKOHN.

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               6.2 Customers. For a period of twelve (12) months from the date hereof, STEVENS, either on STEVENS' own account or for any person, firm, company or other entity, shall not solicit or induce, or attempt to induce, any customer of MIKOHN to purchase any products or services which compete with any products or services offered by MIKOHN at the time of the termination of the employment relationship.

         7. Covenant of Cooperation. Upon request by MIKOHN, STEVENS agrees to cooperate with and assist MIKOHN in any matters with which STEVENS was involved during STEVENS' employment by MIKOHN including, but not limited to, any administrative or legal matters. MIKOHN shall reimburse STEVENS for reasonable out-of-pocket expenses incurred in providing such assistance.

         8. Covenant Against Competition. For a period of twelve (12) months from the date hereof (the "Non-Compete Term"), STEVENS shall not directly or indirectly engage in or become a partner, officer, principal, employee, consultant, investor, creditor or stockholder of any business, proprietorship, association, firm, corporation or any other business entity which is engaged or proposes to engage or hereafter engages in any business which competes with the business of MIKOHN and/or any of MIKOHN's subsidiaries or affiliates in any geographic area in which MIKOHN conducts business at the time of the termination or expiration of the employment relationship. Notwithstanding the foregoing, nothing contained herein shall prevent (i) STEVENS from engaging in a business or accepting employment with a business which does not sell to the gaming industry or (ii) owning publicly traded debt or equity securities of any company, whether or not said company competes with any business of Mikohn.

         9. Non-Disparagement. Neither party shall make any remarks disparaging the conduct or character of the other party or any of its affiliates, officers or directors.

         10. Release. Effective upon the execution of this Agreement, STEVENS hereby releases and forever discharges MIKOHN, together with MIKOHN's past, present and future officers, directors, shareholders, employees, agents, representatives, subsidiaries, parent companies and affiliates, and their successors, heirs and assigns, from any and all claims, demands, damages, actions, causes of action, suits, debts, liabilities and obligations, liens, costs and expenses of any nature, character and description, known or unknown, accrued or not yet accrued, whether anticipated or unanticipated, arising from or in any way related to STEVENS' employment by MIKOHN which STEVENS now holds, or has any time heretofore owned or held, or may at any time hereafter own or hold, by reason of any manner, cause or thing whatsoever existing as of the date hereof or at any time prior hereto. The foregoing notwithstanding, this release shall not apply to any claim STEVENS' may now or hereafter have for indemnity from MIKOHN in respect to any claim asserted by third parties against STEVENS arising from acts or omissions of STEVENS within the scope of his employment by MIKOHN.

         11.   General Provisions.

               11.1 Arbitration. Any controversy involving the construction, application, enforceability or breach of any of the terms, provisions, or conditions of this Agreement, including without limitation claims for breach of contract, violation of public policy, breach of implied covenant, intentional infliction of emotional distress or any other alleged claims which are not settled by mutual agreement of the parties, shall be submitted to final and binding arbitration in accordance with the rules of the American Arbitration Association at Las Vegas, Nevada. The cost of arbitration shall be borne by the losing party. In consideration of each party's agreement to submit to arbitration any and all disputes that arise under this Agreement, each party agrees that the arbitration provisions of this Agreement shall constitute his/its exclusive remedy and each party expressly waives the right to pursue redress of any kind in any other forum. The parties further agree that the arbitrator acting hereunder shall not be empowered to add to, subtract from, delete or in any other way modify the terms of this Agreement. Notwithstanding the foregoing, any party shall have the limited right to seek equitable relief in the form of a temporary restraining order or preliminary injunction in a court of competent jurisdiction to protect itself from actual or threatened irreparable injury resulting from an alleged breach of this Agreement pending a final decision in arbitration.

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               11.2  Authorization. MIKOHN and STEVENS each represent and warrant to the other that he/she/it has the authority, power and right to deliver, execute and fully perform the terms of this Agreement.

               11.3 Entire Agreement. STEVENS understands and acknowledges that this document constitutes the entire agreement between STEVENS and MIKOHN with regard to STEVENS' employment by MIKOHN and STEVENS' post-employment activities concerning MIKOHN. This Agreement supersedes any and all other written and oral agreements between the parties with respect to the subject matter hereof. Any and all prior agreements, promises, negotiations, or representations, either written or oral, relating to the subject matter of this Agreement not expressly set forth in this Agreement are of no force and effect. This Agreement may be altered, amended, or modified only in writing signed by all of the parties hereto. Any oral representations or modifications concerning this instrument shall be of no force and effect.

               11.4 Severability. If any term, provision, covenant, or condition of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid, void, or unenforceable, the remainder of such provisions and all of the remaining provisions hereof shall remain in full force and effect to the fullest extent permitted by law and shall in no way be affected, impaired, or invalidated as a result of such decision.

               11.5 Governing Law. Except to the extent that federal law may preempt Nevada law, this Agreement and the rights and obligations hereunder shall be governed, construed and enforced in accordance with the laws of the State of Nevada.

               11.6 Taxes. All compensation payable hereunder is gross and shall be subject to such withholding taxes and other taxes as may be provided by law. STEVENS shall be responsible for the payment of all taxes attributable to the compensation provided by this Agreement except for those taxes required by law to be paid or withheld by MIKOHN.

               11.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of MIKOHN. STEVENS may not sell, transfer, assign, or pledge any of STEVENS' rights or interests pursuant to this Agreement.

               11.8 Waiver. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing such provision or provisions and each and every other provision of this Agreement.

               11.9 Captions. Titles and headings to sections in this Agreement are for the purpose of reference only and shall in no way limit, define, or otherwise affect any provisions contained therein.

               11.10 Breach - Right to Cure. A party shall be deemed in breach of this Agreement only upon the failure to perform any obligation under this Agreement after receipt of written notice of breach and failure to cure such breach within ten (10) days thereafter; provided, however, such notice shall not be required where a breach or threatened breach would cause irreparable harm to the other party and such other party may immediately seek equitable relief in a court of competent jurisdiction to enjoin such breach.

               11.11 Acknowledgement. STEVENS acknowledges that he has been given a reasonable period of time to study this Agreement before signing it. STEVENS certifies that he has fully read, has received an explanation of, and completely understands the terms, nature, and effect of this Agreement. STEVENS further acknowledges that he is executing this Agreement freely, knowingly, and voluntarily and that his execution of this Agreement is not the result of any fraud, duress, mistake, or undue influence whatsoever. In executing this Agreement, STEVENS does not rely on any inducements, promises, or representations by MIKOHN other than the terms and conditions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have read, understood, and voluntarily executed this Agreement as of the day and year first above written.

                                               MIKOHN GAMING CORPORATION


/s/ Don Stevens                                By: /s/ Charles H. McCrea, Jr
---------------------                              -----------------------------
DON STEVENS
                                               Title: Secretary
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